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EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


Carlinville National Bank
Carlinville Tax Service, Inc.
Lincoln Trail Bancshares, Inc.
Shipman Bancorp, Inc.
Citizens State Bank
Palmer Bank














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